UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   July 9, 2007

FOREST OIL CORPORATION

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.              Regulation FD Disclosure.

The information set forth under Item 8.01 of this Current Report on Form 8-K is hereby incorporated in this Item 7.01 by reference.   A copy of the press release dated July 10, 2007 is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Current Report on Form 8-K under the heading “Item 7.01 Regulation FD Disclosure”, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 8.01.              Other Events.

On July 10, 2007, Forest announced the appointment of a new executive officer.  Ronald C. Nutt was appointed to serve as Vice President, Southern Region, and will be responsible for managing Forest’s Southern business unit.   Prior to joining Forest, Mr. Nutt had served in various capacities with several companies in the oil and gas exploration and production industry.

Item 9.01.              Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit	Description

	99.1	Forest Oil Corporation press release entitled “Forest Oil Announces New Vice President of the Southern Region.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION
(Registrant)

Dated: July 10, 2007	By	/s/ CYRUS D. MARTER IV
Cyrus D. Marter IV
Vice President, General Counsel and Secretary

Exhibit Index

99.1                           Forest Oil Corporation press release entitled “Forest Oil Announces New Vice President of the Southern Region.”